Exhibit 3.5

AKOUSTIS TECHNOLOGIES, INC.

Incorporated Under the Laws of the

State of Delaware

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Akoustis Technologies, Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held on such date, at such time and at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Only if so determined by the Board of Directors, in its sole discretion, (a) stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other and/or (b) a meeting of stockholders may be held not at any place, but may instead be held solely by means of electronic communication, as provided in Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meeting. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors and transact only such other business as is properly brought before the meeting in accordance with these Bylaws. A Notice of the Annual Meeting stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given as permitted by law to each stockholder entitled to vote at such meeting as of the record date for notice of the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or the Certificate of Incorporation of the Corporation (such Certificate, as amended from time to time, including resolutions adopted from time to time by the Board of Directors establishing the designation, rights, preferences and other terms of any class or series of capital stock, the “Certificate of Incorporation”), special meetings of the stockholders may be called, only at the request of a majority of the entire Board of Directors, by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. Notice of a Special Meeting stating the purpose or purposes for which the meeting is called and the date, time and place of the meeting, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for notice of the meeting. Only such business as is specified in the notice of special meeting shall come before such meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of capital stock issued and outstanding entitled to vote thereat representing at least a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Whether or not a quorum is present, the chairman of the meeting, or the stockholders entitled to vote thereat, present or represented by proxy, holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

Section 5. Appointment of Inspectors of Election. The Board of Directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election (“inspectors”) to act at such meeting or any adjournment or postponement thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board, or if none, the Secretary shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of any class or series of stock other than the common stock, par value $0.001 per share, of the Corporation (“Common Stock”) shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 5 of Article VI of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting may vote either in person or by proxy duly appointed.

At all meetings of stockholders, all matters, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any other regulation applicable to the Corporation or its securities, shall be determined by the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon, and where a separate vote by class is required, a majority of the votes represented by the shares of the stockholders of such class present in person or represented by proxy and entitled to be cast thereon shall be the act of such class.

The vote on any matter, including the election of directors, shall be by written ballot, or, if authorized by the Board of Directors, in its sole discretion, by electronic ballot given in accordance with a procedure set out in the notice of such meeting. Each ballot shall state the number of shares voted.

If mailed, proxy cards shall be returned in envelopes addressed to the inspectors, who shall receive, inspect and tabulate the proxies. Comments on proxies, consents or ballots shall be transcribed and provided to the Secretary with the name and address of the stockholder. Nothing in this Article II shall prohibit the inspector from making available to the Corporation, prior to, during or after any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written (or electronic) consent thereto is given by stockholders holding shares representing at least a majority of the votes entitled to vote thereon, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written (or electronic) consents is required.

Section 7. List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Advance Notice of Stockholder-Proposed Business and Nominations.

(a) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof, or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in Section 9 of this Article II is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 9 of this Article II.

(b) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of Section 9 of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

Such stockholder's notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed, whether in a proxy statement, or other filings required to be made in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, (2) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (3) such person’s written representation and agreement (A) that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) that, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, such person would, if elected as a director, comply with all of the Corporation’s ethics and other guidelines applicable generally to the Corporation’s directors and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; and (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, and their respective affiliates and associates, or any other person or persons (including their names) acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates or associates, or any other person or persons (including their names) acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (7) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of Section 9 of this Article II shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(c) Notwithstanding anything in the second sentence of paragraph (b) of Section 9 of this Article II, to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (b) of Section 9 of this Article II and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by Section 9 of this Article II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 9(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120 th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90 th) day prior to such special meeting or the tenth (10 th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(e) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (6) of Section 9(a)(iii) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 9, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9, and compliance with Section 9(a)(iii) and Section 9(b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of 9(b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Corporation’s certificate of incorporation.

Section 10. Actions by Written Consent.

(a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of Section 10(a) of this Article II. If no record date has been fixed by the Board of Directors pursuant to the first sentence of Section 10(a) of this Article II or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of Section 10(a) of this Article II, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by this Article II, Section 10 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with Section 10 of this Article II, and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in Section 10(b) of this Article II shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Any stockholder’s notice required by paragraph (a) of this Article II, Section 10 must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must state the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the Bylaws of the Corporation).

(d) No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Article II, Section 10 within 60 days of the first date on which a written consent is so delivered to the Corporation.  Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation.  Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

Section 11. Notices to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders, directors, officers or agents given by the Corporation may be given in writing directed to such recipient’s mailing address (or by electronic transmission directed to the recipient’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such recipient’s address or (3) if given by electronic mail, when directed to such recipient’s electronic mail address. Notice to a stockholder may not be given by electronic mail if the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by law. A notice to stockholders by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

ARTICLE III

DIRECTORS

Section 1. Number; Resignation; Removal. Except as otherwise required by the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the entire Board, but shall not be less than one (1). Except as provided in Section 2 of this Article III and in the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors by a plurality of the votes cast at the Annual Meeting of Stockholders. A director may resign at any time upon notice to the Corporation. A director may be removed, with or without cause, by the affirmative vote of holders of shares of capital stock issued and outstanding entitled to vote at an election of directors representing at least a majority of the votes entitled to be cast thereon.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next Annual Meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done solely by the stockholders. The following transactions shall require the approval of a majority of the entire Board: (a) a merger or consolidation in which the Corporation or any subsidiary of the Corporation is a constituent party unless after any such merger or consideration the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or other entity, or (2) if the surviving or resulting corporation or other entity is a wholly owned subsidiary of another corporation or other entity immediately following such merger or consolidation, the parent corporation or entity of such surviving or resulting corporation or entity; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole; or (c) a liquidation or dissolution of the Corporation.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by any director. Notice thereof stating the date, time and place of the meeting shall be given to each director either (i) by mail or courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone, facsimile e-mail or other electronic transmission, not less than twenty-four (24) hours before the time of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Section 5. Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting.

Section 6. Action without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 7. Participation by Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

Section 8. Compensation. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof and may be paid compensation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore or entering into transactions otherwise permitted by the Certificate of Incorporation, these Bylaws or applicable law.

Section 9. Resignation. Any director may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time or upon the happening of the event specified therein, or, if no time or event be specified, at the time of its receipt by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

ARTICLE IV

COMMITTEES

Section 1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or member constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than the election or removal of directors) or (ii) adopting, amending or repealing any Bylaw of the Corporation. All acts done by any committee within the scope of its powers and duties pursuant to these Bylaws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

Section 2. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time or upon the happening of the event specified therein, or, if no time or event be specified, at the time of its receipt by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3. Quorum. A majority of the members of a committee shall constitute a quorum. The vote of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.

Section 4. Record of Proceedings. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 5. Organization, Meetings, Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

ARTICLE V

OFFICERS

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also elect and specifically identify as officers of the Corporation a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Controller, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers and agents as in its judgment may be necessary or desirable. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation. Any officer named or provided for in this Article V (including, without limitation, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Controller) may, at any time and from time to time, be held by one or more persons. If an office is held by more than one person, each person holding such office shall serve as a co-officer (with the appropriate corresponding title) and shall have general authority, individually and without the need for any action by any other co-officer, to exercise all the powers of the holder of such office of the Corporation specified in these Bylaws and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or such other officer specified in this Article V.

Section 2. Election; Removal; Remuneration. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and may elect additional officers and may fill vacancies among the officers previously elected at any subsequent meeting of the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof,  and at any such meeting, or in giving any such consent, shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board. The Chairman of the Board, if any, may be, but need not be, a person other than the Chief Executive Officer or the President of the Corporation. The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and shall establish agendas for such meetings. In addition, the Chairman of the Board shall assure that matters of significant interest to stockholders and the investment community are addressed by management.

Section 5. Chief Executive Officer. The Chief Executive Officer, if any, shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. The Chief Executive Officer shall preside at all meetings of the stockholders and shall preside at all meetings of the Board of Directors and any committee thereof of which he or she is a member, unless the Board of Directors or such committee shall have chosen another chairman. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in addition, the Chief Executive Officer shall have all the powers and perform all the duties generally appertaining to the office of the chief executive officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

Section 6. President. The President shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or the Board of Directors, and in the absence or disability of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer, except to the extent the Board of Directors shall have otherwise provided. In addition, the President shall have such powers and perform such duties generally appertaining to the office of the president of a corporation, except to the extent the Chief Executive Officer, if any, or the Board of Directors shall have otherwise provided.

Section 7. Vice President. The Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, the Chief Executive Officer, if any, the President or these Bylaws.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform generally all the duties usually appertaining to the office of secretary of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 9. Assistant Secretary. The Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence or disability of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Secretary or these Bylaws.

Section 10. Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the administration of the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller, if any. The Chief Financial Officer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the transactions effected by the Treasurer and the Controller, if any, and of the financial condition of the Corporation. The Chief Financial Officer shall generally perform all the duties usually appertaining to the affairs of a chief financial officer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the Chief Executive Officer, if any, the President and the Board of Directors whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer may be required to give a bond for the faithful discharge of his or her duties. The Treasurer shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Executive Officer, if any, the President or these Bylaws.

Section 12. Assistant Treasurer. The Assistant Treasurer shall be empowered and authorized to perform all the duties of the Treasurer in the absence or disability of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Treasurer or these Bylaws.

Section 13. Controller. The Controller, if any, shall prepare and have the care and custody of the books of account of the Corporation. The Controller shall keep a full and accurate account of all monies, received and paid on account of the Corporation, and shall render a statement of the Controller’s accounts whenever the Board of Directors shall require. The Controller shall generally perform all the duties usually appertaining to the affairs of the controller of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Financial Officer, if any, the President or these Bylaws. The Controller may be required to give a bond for the faithful discharge of his or her duties.

Section 14. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

Section 15. Other Officers. The Board of Directors may designate such other officers having such duties and powers as it may specify from time to time.

ARTICLE VI

CAPITAL STOCK

Section 1. Form of Certificate; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation by any two “authorized officers” of the Corporation representing the number of shares registered in certificate form owned by such holder. The President, Chief Executive Officer and Secretary and any other officer of the Corporation designated by the Board of Directors shall be “authorized officers” within the meaning of this Article VI. Except as otherwise provided by law or these Bylaws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Signatures. Any signature required to be on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record or by such person’s attorney duly authorized, and upon the surrender of properly endorsed certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law).

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting,

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of a share to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Dividends. Subject to the provisions of the Certificate of Incorporation or applicable law, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8. Common Stock. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of the preferred stock, if any, of the Corporation.  Each share of Common Stock shall be treated identically as all other shares of Common Stock with respect to dividends, distributions, rights in liquidation and in all other respects.

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification Respecting Third Party Claims. The Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, and administrators of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7 below in this Article.

Section 2. Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, and administrators of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2 against expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7 below in this Article.

Section 3. Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Section 1 or 2 above in this Article (unless ordered by a court of competent jurisdiction or advanced as provided in Section 5 of this Article) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination must be made (a) by the stockholders, (b) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (c) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (d) if there are no such directors, or if such directors so elect, by independent legal counsel in a written opinion. In the event a request for indemnification is made by any person referred to in Section 1 or 2 above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Section 4. Right to Indemnification upon Successful Defense and for Service as a Witness. (a)  Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 1 or 2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(b)  Except as otherwise required by law, to the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

Section 5. Advance of Expenses. (a) Expenses (including attorneys’ fees) incurred by any present or former director or officer of the Corporation  in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

(b)  Expenses and costs incurred by any other person referred to in Section 1 or 2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

Section 6. Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Section 1, 2 or 5 above in this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in its sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections and Section 3 above in this Article.

Section 7. Indemnification Not Exclusive. The provision of indemnification, or the advancement of expenses, to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses under this Article does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such office.

Section 8. Corporate Obligations; Reliance. The provisions of Sections 1, 2, 4(a) and 5(a) above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

Section 9. Further Changes. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 10. Successors. The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 1 through 9 above in this Article shall continue after such person shall have ceased to be a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 11. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

Section 12. Definitions of Certain Terms. For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE VIII

GENERAL

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such date as shall be fixed by resolution of the Board of Directors from time to time.

Section 2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise upon any paper, certificate or document.

Section 3. Disbursements. All checks, drafts or demands for money out of the funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws shall be contained in the notice of such meeting of stockholders or in a notice of such meeting of the Board of Directors, as the case may be. Unless a higher percentage is required by law or by the Certificate of Incorporation as to any matter which is the subject of these Bylaws, all such amendments must be approved by either the affirmative vote of holders of shares of capital stock issued and outstanding entitled to vote thereon representing at least sixty-six and two-thirds (66 2/3) of the votes entitled to be cast thereon or by a majority of the entire Board of Directors then in office.

Section 5. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery, except for, as to each of (i) and (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction; provided, however, if (and only if) the Court of Chancery declines to accept jurisdiction over a particular matter, the U.S. District Court for the District of Delaware shall be the sole and exclusive forum for all “internal corporate claims” unless the Corporation consents in writing to the selection of an alternative forum; provided, however, if (and only if) the U.S. District Court for the District of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) shall be the sole and exclusive forum for all “internal corporate claims” unless the Corporation consents in writing to the selection of an alternative forum. If any provision or provisions of this Article VIII, Section 5 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII, Section 5 (including, without limitation, each portion of any sentence of this Article VIII, Section 5 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 6. Forum for Adjudication of Securities Act Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity e Corporation shall be deemed to have notice of and consented to this Section 6 of Article VIII.

Section 7. Definitions. As used in this Article and in these Bylaws generally, the term “entire Board of Directors” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships or any unfilled newly-created directorships.

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